Exhibit 10.11.1

FIRST AMENDMENT TO OFFICE LEASE

THIS FIRST AMENDMENT TO OFFICE LEASE (this “Amendment”) is entered into this 15 day of July, 2016 (“Effective Date”) by and between AveXis, INC., a Delaware corporation (“Tenant”) and WANXIANG BANNOCKBURN, L.L.C., an Illinois limited liability company (“Landlord”).

RECITALS

A.                               Landlord and Tenant entered into that certain Office Lease dated as of July, 2015 (the “Lease”) with respect to those certain premises previously known as “Suite 160” (“Suite 160”) comprised of approximately 2,988 rentable square feet and “Suite 150” (“Suite 150”), comprised of approximately 1,807 rentable square feet (Suite 150, together with Suite 160, the “Existing Premises”) located in the building commonly known as Bannockburn Atrium, 2275 Half Day Road, Bannockburn, Illinois (the “Building”).

B.                               Tenant has requested, and Landlord and Tenant have agreed to relocate the leased premises to certain premises containing approximately 15,668 rentable square feet in the northeast wing on the second floor of the Building (the “Relocation Premises”, as depicted in the plan attached hereto as Exhibit A) which Relocation Premises will be known as “Suite 200”.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                 Recitals. The Recitals are incorporated into this Amendment as if fully set forth in this Section 1.

2.                                 Definitions. All terms used herein, unless otherwise specified, shall have the meaning ascribed to them in the Lease.

3.                                 Identification of Existing Premises. Tenant hereby acknowledges and agrees that, while the Existing Premises are currently known as Suite 160, the Existing Premises are comprised of the premises identified in the Lease as Suite 150 and Suite 160.

4.                                 Relocation Premises.

(a)                                 Turnover Date. Commencing on the later of: (i) the date that the Relocation Premises Work (as defined below) is substantially complete, and (ii) November 1, 2016 (the “Turnover Date”), (A) Tenant shall have the right to take possession of the Relocation Premises; and (B) the term “Premises” shall be defined as the Existing Premises and the Relocation Premises.

(b)                                 Relocation Commencement Date. Commencing on the date that is ten (10) days subsequent to the Turnover Date (the “Relocation Commencement Date”) the Premises shall consist of the Relocation Premises, only.

(c)                                  Surrender.      On or before the Relocation Commencement Date, Tenant will surrender and deliver up the Existing Premises to Landlord, broom clean, in good order, condition and repair, reasonable wear and tear excepted, and otherwise in strict conformance with the terms of the Lease. “Broom clean” means free from all debris, dirt, rubbish, and personal property of Tenant.

(d)                                      Removal.       Prior to the Relocation Commencement Date, Tenant shall remove from the Existing Premises Tenant’s Property. Tenant shall repair any injury or damage to the Existing Premises which may result from such removal. If Tenant does not remove Tenant’s Property from the Existing Premises prior to the Relocation Commencement Date, then Landlord may, at its option, remove the same and deliver the same to any other place of business of Tenant or warehouse the same, and Tenant shall pay the cost of such removal (including the repair of any injury or damage to the Existing Premises resulting from such removal), delivery and warehousing to Landlord on demand, or Landlord may treat Tenant’s Property as having been conveyed to Landlord with this Amendment as a bill of sale, without further payment or credit by Landlord to Tenant.

(e)                                  Holdover.       If Tenant retains possession of the Existing Premises or any part thereof after the Relocation Commencement Date, then Tenant shall pay to Landlord Rent, at one hundred fifty percent (150%) of the rate payable for the month immediately preceding said holding over (including increases for Additional Rent which Landlord may reasonably estimate), computed on a per diem basis, for each month or part thereof (without reduction for any such partial month) that Tenant remains in possession of the Existing Premises. The provisions of this paragraph do not limit the Landlord’s rights of re-entry or any other right of Landlord under the Lease.

5.                                      Term.             The Termination Date of the Lease shall hereafter be defined as the date that is seven (7) years and seven (7) months subsequent to the Relocation Commencement Date.

6.                                      Base Year.  Commencing on the Relocation Commencement Date, (a) “Base Expense Year” shall be deemed to mean “2017”; and (b) “Base Tax Year” shall be deemed to mean “2017”.

7.                                      Building Hours and Security. Normal Building hours are 6 AM to 7 PM M-F and 6 AM to 1 PM on Saturday. Tenant shall have the right to install its proprietary security system at the entrance to the Relocation Premises, subject to Landlord’s prior written approval, which shall not be unreasonably withheld, and shall have 24/7/52 access to the Building using the Landlord provided security key fob.

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8.                                      Rent. Prior to the Relocation Commencement Date, Tenant shall continue to pay Base Rent, the Rent Adjustment, Additional Rent, and the Electric Charge, all as provided for in the Lease. Commencing on the Relocation Commencement Date (the “Relocation Rent Commencement Date”), Tenant shall pay Rent in accordance with the following Rent Schedule and shall pay Additional Rent in the manner and at the time specified in the Lease:

Base Rent Schedule:

Period	Monthly Base Rent
Relocation Commencement Date – date that is eight (8) months subsequent to the Relocation Commencement Date	$10,189.38	**
Subsequent twelve (12) months	$33,294.50
Subsequent twelve (12) months	$33,947.33
Subsequent twelve (12) months	$34,600.17
Subsequent twelve (12) months	$35,253.00
Subsequent twelve (12) months	$35,905.83
Subsequent twelve (12) months	$36,558.67
Subsequent eleven (11) months	$37,211.50

Landlord and Tenant shall enter into the Memorandum of Understanding attached hereto as Exhibit B to memorialize, among other things, the Relocation Rent Commencement Date and Termination Date.

9.                                      Rent Abatement. Pursuant to Section 8, above, but subject to the terms hereof, Tenant shall receive an eight (8) month gross rent abatement on 10,873 square feet, which abatement is equal to the aggregate amount of $184,841.00 (the “Abatement Amount”). In lieu of utilizing the Abatement Amount toward rent abatement, (a) Tenant shall have the right to apply a portion of the Abatement Amount, up to a maximum amount equal to $5.00 per rentable square foot in the Relocation Premises (i.e., $78,340), toward the cost of the Relocation Premises Work (such applied amount of the Abatement Amount, the “Applied Abatement Amount”); and (b) in the event of such application, the Abatement Amount shall be reduced by the Applied Abatement Amount and the Base Rent Schedule shall be amended to reflect such reduction.

10.                               Electric Charge. Commencing on the Relocation Rent Commencement Date, the Monthly Electric Charge shall be $1,762.65.

*Incorporates 8-month gross abatement on 10,873 sq.ft.

11.                              Temporary Space License.

(a)                                 Temporary Space. Tenant hereby acknowledges that another tenant in the Building is currently, pursuant to a license agreement, occupying Suite 150 on the 1st floor of the Building (the “Temporary Space”) which Temporary Space contains approximately 3,690 rentable square feet. Commencing on the date that is two (2) business days subsequent to the date that Landlord provides to Tenant written notice that the Temporary Space is vacant and terminating on the first day of the Relocation Commencement Date (the “Temporary Space License Period”), Tenant shall have a license (the “License”) to use the Temporary Space. During the Temporary Space License Period, the Temporary Space shall be utilized for the general office use.

(b)                                 Surrender. On or before the Relocation Commencement Date, Tenant will surrender and deliver up the Temporary Space to Landlord, broom clean, in good order, condition and repair, reasonable wear and tear excepted, and otherwise in strict conformance with the terms of the Lease. “Broom clean” means free from all debris, dirt, rubbish, and personal property of Tenant.

(c)                                  Removal. Prior to the Relocation Commencement Date, Tenant shall remove from the Temporary Space Tenant’s Property. Tenant shall repair any injury or damage to the Temporary Space which may result from such removal. If Tenant does not remove Tenant’s Property from the Temporary Space prior to the Relocation Commencement Date, then Landlord may, at its option, remove the same and deliver the same to any other place of business of Tenant or warehouse the same, and Tenant shall pay the cost of such removal (including the repair of any injury or damage to the Temporary Space resulting from such removal), delivery and warehousing to Landlord on demand, or Landlord may treat Tenant’s Property as having been conveyed to Landlord with this Amendment as a bill of sale, without further payment or credit by Landlord to Tenant.

(d)                                 Holdover. If Tenant retains possession of the Temporary Space or any part thereof after the Relocation Commencement Date, then Tenant shall pay to Landlord Rent, at one hundred fifty percent (150%) of the rate applicable to the Existing Premises payable as of the date hereof (including increases for Additional Rent which Landlord may reasonably estimate), computed on a per diem basis, for each month or part thereof (without reduction for any such partial month) that Tenant remains in possession of the Temporary Space. The provisions of this paragraph do not limit the Landlord’s rights of re-entry or any other right of Landlord under the Lease.

12.                               Tenant’s Right to Terminate. Paragraph 31 of the Lease is hereby deleted in its entirety and replaced with the following:

“31.                         Early Termination. Provided that Tenant is not in monetary default hereunder (beyond any applicable notice or cure period), Tenant shall have the right to terminate the Lease effective at 11:59 p.m. on the date that represents a date subsequent to the final day of the sixty-fifth (65th) month subsequent to the Relocation Commencement

Date by: (a) giving Landlord at least twelve (12) months’ prior written notice of: (i) Tenant’s intention to terminate the Lease; and (ii) the date that Tenant intends to terminate the Lease; and (b) paying to Landlord, at the time of such notice, a termination fee in the amount of $375,045.07, which fee represents the sum of the following: (i) the unamortized leasing commissions under the Lease (using an 8% factor), plus (ii) the unamortized cost of the Work (using an 8% factor), plus (iii) an unamortized portion of the Abatement Amount (using an 8% factor).”

13.                               Landlord’s Right to Relocate Tenant. Paragraph 22 of the Lease is hereby deleted in its entirety.

14.                               Right of First Refusal.

(a)                                 In the 2nd line of Paragraph 32(A) of the Lease, the phrase, “which is contiguous to the Premises” is hereby deleted and replaced with “which is contiguous to, and on the same floor as, the Relocation Premises”

(b)                                 In the 8th line of Paragraph 32(B) of the Lease, the phrase, “Commencement Date” is hereby deleted and replaced with “Relocation Commencement Date”

15.                               Signage. The monument sign for the Building facing I-94 shall include Tenant’s corporate identification, the size and type of such identification to be mutually agreed upon by Landlord and Tenant (but including at least one panel).

16.                               Conference Room. For so long as Landlord continues to offer the use of a conference room to Building tenants, Tenant shall have the right to use such conference room, at no cost to Tenant, subject to prior scheduling by Landlord.

17.                               Fitness Center. For so long as Landlord continues to offer the use of a fitness center to Building tenants, Tenant’s employees shall have the right to use such fitness center at no out-of-pocket cost to Tenant’s employees.

18.                               Extension Option.

(a)                                 Rent Adjustment. Provided Tenant is not in default under the terms of the Lease (beyond any applicable notice or cure period), Landlord hereby grants Tenant one option (“Extension Option”) to extend the current Term of the Lease for an additional period of five (5) consecutive years from the expiration of the Term (“Extension Period”), on the same terms and conditions then in effect under this Lease during the Initial Lease Term, except as modified by the “Market Rates, Terms and Conditions” further described below, and Tenant shall have no further option to extend. Tenant may exercise the Extension Option only by giving Landlord written notice thereof (“Tenant’s Exercise Notice”) no later than twelve (12) full calendar months prior to commencement of the subject Extension Period. Tenant’s Exercise Notice shall be unconditional and irrevocable (except as expressly provided herein).

(b)                                 Landlord’s Notice of Market Rates, Terms and Conditions; Disagreement. Within thirty (30) days after receiving Tenant’s Exercise Notice, Landlord shall provide

Tenant with notice (“Landlord’s Notice”) of the Market Rates, Terms and Conditions, subject to the other provisions hereof. The term “Market Rates, Terms and Conditions” herein shall mean Landlord’s good faith determination of fair market Rent and other terms and conditions (including, but not limited to any scheduled increases in Rent, any years or stops for taxes or expenses, and any improvements or an allowance therefor) for renewing the Lease for the Leased Premises during the Extension Period, taking into account comparable renewals of comparable tenants of comparable financial condition in comparable non-sublease space in comparable buildings in the same market area. If the Market Rates, Terms and Conditions determined by Landlord are not acceptable to Tenant, then Tenant may revoke its exercise of the Extension Option by notice (“Tenant Revocation Notice”) to Landlord given no later than fifteen (15) days after Landlord’s Notice, in which case the Extension Option and Tenant’s exercise thereof shall thereupon be null and void. If Tenant fails to so revoke such exercise of the Extension Option, then Tenant shall be deemed to have unconditionally and irrevocably exercised the Extension Option and accepted the Market Rates, Terms and Conditions contained in Landlord’s Notice.

(c)                             General Matters. If Tenant validly exercises the Extension Option, Tenant shall execute an amendment (“Extension Amendment”) to confirm the extension of the Term, within fifteen (15) days after Landlord reasonably prepares and provides the same to Tenant. The Extension Option herein shall, at Landlord’s election, be conditioned on the Lease being in full force and effect, and Tenant not then being in default beyond any applicable cure period under the Lease, at the time Tenant seeks to exercise the Extension Option, or at any time thereafter and prior to commencement of the Extension Period. If Tenant shall fail to properly and timely exercise the Extension Option, then the Extension Option shall thereupon terminate. STRICT COMPLIANCE AND TIMELINESS IN GIVING TENANT’S NOTICES AND SIGNING THE EXTENSION AMENDMENT HEREUNDER IS OF THE ESSENCE OF THIS PROVISION. The rights granted in this Section 18 are personal to Tenant as named in this Lease document. Under no circumstance whatsoever shall the assignee under a complete or partial assignment of the Lease document (unless to a related entity or affiliate of Tenant as outlined in Paragraph 16 of the Office Lease), or a subtenant under a sublease of the Existing Premises or Relocation Premises, have any right to exercise the rights of Tenant under this Section 18 (unless to a related entity or affiliate of Tenant as outlined in Paragraph 16 of the Office Lease). If Tenant shall sublease or assign the Lease with respect to all or any portion of the Existing Premises or Relocation Premises, then immediately upon such sublease or assignment Tenant’s rights under this Section 18 shall concurrently terminate and become null and void (unless to a related entity or affiliate of Tenant as outlined in Paragraph 16 of the Office Lease).

19.                               Parking. Notwithstanding anything to the contrary contained in Paragraph 29 of the Lease, commencing on the Relocation Commencement Date, Tenant shall be entitled to utilize four (4) parking stalls per one thousand (1,000) rentable square feet in the Relocation Premises.

20.                               Condition of Relocation Premises. Tenant shall lease the Relocation Premises in an “AS-IS” condition, and Landlord shall not be required to perform any work therein. Landlord shall perform or cause to be performed certain work in the Relocation Premises (the “Relocation Premises Work”), all in strict accordance with the Workletter, attached hereto as Exhibit C. With respect to the Relocation Premises Work, Landlord shall provide to Tenant a construction allowance (the “Relocation Construction Allowance”) equal to $45.65 per rentable square foot in the Relocation Premises (i.e., $715,244.20).

21.                          Other Terms; Certain Provisions Deleted. Except to the extent inconsistent herewith or provided to the contrary herein: (a) commencing on the Relocation Commencement Date, the Relocation Premises shall be substituted for the Existing Premises and become the Premises under the Lease, and all applicable provisions then or thereafter in effect under the Lease shall apply to the Relocation Premises, and (b) all provisions of the Lease currently in effect or scheduled to become effective shall remain in effect and become effective in accordance with their terms, except for any provisions which by their express terms have lapsed or are scheduled to lapse.

22.                          Security Deposit. The last full sentence of Paragraph 24 of the Lease is hereby deleted in its entirety. Concurrently with its execution hereof, Tenant shall deposit with Landlord an amount equal to $116,261.26. Thereafter, “Security Deposit” as defined in Paragraph 1(J) of the Lease shall be deemed to be $175,000.00. Notwithstanding the foregoing, as long as no event of default exists under the Lease after notice and opportunity to cure (such condition being referred to as in “Good Standing”), then following the expiration of each Lease Year subsequent to the Relocation Commencement Date (presuming Tenant has remained in Good Standing), the Security Deposit shall be reduced by an amount equal to $25,000. For example, after the 1st Lease Year subsequent to the Relocation Commencement Date, the Security Deposit shall be reduced to $150,000; after the 2nd Lease Year subsequent to the Relocation Commencement Date, the Security Deposit shall be reduced to $125,000. To the extent that Tenant is entitled to a reduction in the Security Deposit, in strict accordance with the foregoing, the amount of such reduction (i.e., $25,000) shall be returned to Tenant by no later than thirty (30) days subsequent to the beginning of the applicable Lease Year.

23.                          No Other Modification. The Lease is only modified as set forth herein and in all other respects remains in full force and effect.

24.                          No Default. Tenant acknowledges that the Lease is in full force and effect and that there are no defaults by Landlord thereunder or any conditions which with only the passage of time or giving of notice or both would become a default by Landlord thereunder.

25.                          Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

26.                          Modification. This Amendment may not be modified or amended except by written agreement executed by the parties hereto.

27.                          Governing Law. The validity, meaning and effect of this Amendment shall be determined in accordance with the laws of the State of Illinois.

28.                          Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

29.                               Severability. The parties hereto intend and believe that each provision in this Amendment comports with all applicable local, state and federal laws and judicial decisions. However, if any provision in this Amendment is found by a court of law to be in violation of any applicable ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such provision to be illegal, void or unenforceable as written, then such provision shall be given force to the fullest possible extent that the same is legal, valid and enforceable and the remainder of this Amendment shall be construed as if such provision was not contained therein.

30.                               Construction. The headings of this Amendment are for convenience only and shall not define or limit the provisions hereof. Where the context so requires, words used in singular shall include the plural and vice versa, and words of one gender shall include all other genders. In the event of a conflict between the terms and conditions of the Lease and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail.

31.                               No Third Party Beneficiaries. This Amendment shall inure to the sole benefit of the parties hereto. Nothing contained herein shall create, or be construed to create, any right in any person not a party to this Amendment.

32.                               Legal Review. The parties hereto acknowledge that they have been advised by legal counsel of their choice in connection with the interpretation, negotiation, drafting and effect of this Amendment and they are satisfied with such legal counsel and the advice which they have received.

33.                               Facsimile or PDF Signatures. The parties hereto agree that the use of facsimile or pdf signatures for the negotiation and execution of this Amendment shall be legal and binding and shall have the same full force and effect as if originally signed.

34.                               Brokers. The parties hereby represent and warrant that the only real estate brokers involved in the negotiation and execution of this Amendment are Cushman & Wakefield and CBRE, Inc. (together, the “Brokers”) and that no other party is entitled, as a result of the actions of the respective party, to a commission or other fee resulting from the execution of this Lease. Each party shall indemnify the other from any and all liability for the breach of this representation and warranty on its part and shall pay any compensation to any other broker or person who may be entitled thereto. Landlord shall pay any commissions due Brokers based on this Lease pursuant to separate agreements between Landlord and Brokers.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

TENANT:		LANDLORD:

AVEXIS, INC., a Delaware corporation		WANXIANG BANNOCKBURN, LLC, an
Illinois limited liability company

By:	/s/ Thomas J Dee	By: WANXIANG AMERICA REAL
Name:	Thomas J Dee	ESTATE GROUP, LLC, an Illinois
Title:	Sr VP, CFO	limited liability company, its Member

		By:	/s/ Lawrence J. Krueger
		Name:	Lawrence J. Krueger
		Title:	Managing Director

[Signature Page - First Amendment]

EXHIBIT A

RELOCATION PREMISES

[See attached.]

EXHIBIT B

MEMORANDUM OF UNDERSTANDING

RE:                           First Amendment to Lease Agreement, dated                                                     , 2016 (the “Lease”) between Avexis, Inc., a Delaware corporation (“Tenant”) and Wanxiang Bannockburn, LLC an Illinois limited liability company (“Landlord”) for the Leased Premises commonly known as Suite 200, located at 2275 Half Day Road, Bannockburn, Illinois (the “Leased Premises”)

The undersigned, Tenant, hereby certifies to Landlord as follows:

1.              The Relocation Commencement Date under the Lease is                          , 201 .

2.              The Relocation Rent Commencement Date under the Lease is                          , 201 .

3.              The Termination Date under the Lease is                          , 201 .

4.                The Lease (including amendments or guaranty, if any) is the entire agreement between Landlord and Tenant as to the leasing of the Leased Premises and is in full force and effect.

5.     The Landlord has completed the improvements designated as Landlord Work under the Lease (excluding punchlist items as agreed upon by Landlord and Tenant), if any, and Tenant has accepted the Leased Premises as of the Relocation Commencement Date.

6.     To the best of the undersigned’s knowledge, there are no uncured events of default by either Tenant or Landlord under the Lease.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Memorandum of Understanding as of August 15, 2016.

TENANT:		LANDLORD:

AVEXIS, INC., a Delaware corporation		WANXIANG BANNOCKBURN, LLC, an
Illinois limited liability company

By:		By: WANXIANG AMERICA REAL
Name:	Thomas J Dee	ESTATE GROUP, LLC, an Illinois
Title:	Sr VP, CFO	limited liability company, its Member

By:
		Name:	Lawrence J. Krueger
		Title:	Managing Director

EXHIBIT C

WORK LETTER

1.              Acceptance of Premises. Except as set forth in this Exhibit, Tenant accepts the Relocation Premises in their “AS-IS” condition on the date that the Lease is entered into. However, Landlord shall ensure that the modulines within the Relocation Premises are in good working order.

2.              Working Drawings.

A.                                    Tenant shall provide Landlord with a detailed plan (the “Space Plan”) prepared by Interwork Architects, Inc. (“Architect”) including a fully dimensioned floor plan and drawn to scale, showing: (i) demising walls, interior walls and other partitions, including type of wall or partition and height, and any demolition or relocation of walls, and details of space occupancy and density, (ii) doors and other openings in such walls or partitions, including type of door and hardware, (iii) electrical and computer outlets, circuits and anticipated usage therefor, (iv) any special purpose rooms, any sinks or other plumbing facilities, heavy items, and any other special electrical, HVAC or other facilities or requirements, including all special loading and related calculations, (v) any space planning considerations to comply with fire or other codes or other governmental or legal requirements, (vi) finish selections, and (vii) any other details or features reasonably required, in order for the Space Plan to serve as a basis for Landlord to contract and obtain permits for Landlord’s Work (as defined below), or for the Space Plan to serve as a basis for preparing Working Drawings (as defined below). The costs associated with the creation of the Space Plan, and two (2) revisions thereto, shall be borne by Landlord and shall not be included toward Landlord’s Contribution (as defined below).

B.                                    The final and approved Space Plan shall be utilized to create working drawings depicting improvements to be installed in the Premises (once finalized, the “Working Drawings”). The parties agree that the scope of the Landlord’s Work (as defined herein) shall consist of only that work which is shown in detail on the Working Drawings.

C.                                    If any of Tenant’s proposed construction work will affect the Building’s structure or the Building’s systems, then the portion of the Working Drawings pertaining thereto must be approved by Landlord’s Project engineer of record. As used herein, “Landlord’s Work” means all improvements to be constructed by Landlord in accordance with and as indicated on the Working Drawings. Landlord’s approval of the Working Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use or comply with any Law, but shall merely be the consent of Landlord thereto. Tenant represents and warrants to Landlord that Tenant has reviewed and approved the Working Drawings. Tenant shall, at Landlord’s request, sign the Working Drawings to evidence Tenant’s review and approval thereof. After the Working Drawings have been approved by Landlord, Landlord shall cause the Landlord’s Work to be performed in substantial accordance with the Working Drawings, using contractors and subcontractors selected by Landlord.

D.                                    Tenant may initiate change to Landlord’s Work. Each such change must receive the prior written approval of Landlord, such approval shall be granted or withheld in Landlord’s reasonable discretion; additionally, if any such requested change might (1) delay the Turnover Date by more than fourteen (14) days, or, (2) leave any portion of the Relocation Premises not fully finished and ready for occupancy, then Landlord may withhold its consent in its sole and absolute discretion. If Tenant requests any changes to Landlord’s Work, as described in the Working Drawings, then such increased costs and any additional design costs incurred in connection therewith as the result of any such change shall be added to the cost of Landlord’s Work.

3.                                      Definitions. As used herein, “Substantial Completion,” “Substantially Completed” and any derivations thereof mean the Landlord’s Work in the Premises is substantially completed (as reasonably determined by Landlord’s Architect) in substantial accordance with the Working Drawings. Substantial Completion shall have occurred even though minor details of construction, decoration, landscaping and mechanical adjustments remain to be completed by Landlord.

4.                                      Walk-Through; Punchlist. When Landlord’s Architect considers the Landlord’s Work in the Premises to be Substantially Completed, Landlord will notify Tenant and, within 3 business days thereafter, Landlord’s representative and Tenant’s representative shall conduct a walk-through of the Premises and identify any necessary touch-up work, repairs and minor completion items that are necessary for final completion of the Landlord’s Work. Neither Landlord’s representative nor Tenant’s representative shall unreasonably withhold his or her agreement on punchlist items. Landlord shall use reasonable efforts to cause the contractor performing the Landlord’s Work to complete all punchlist items within 30 days after agreement thereon; however, Landlord shall not be obligated to engage overtime labor in order to complete such items. With respect to any dispute by Tenant or disagreement between Landlord and Tenant with respect to any item to be included on the punchlist, the Architect shall be the sole arbitrator and Architect’s decision on punchlist items shall be final and binding on both Landlord and Tenant.

5.                                      Costs. Landlord shall make a dollar contribution as set forth in Section 20 of the First Amendment to the Lease (“Landlord’s Contribution”) for application toward the cost of the Landlord’s Work (including, but not limited to, costs and fees associated with architectural, construction hard and soft costs, management fees, permitting, low voltage cabling, furniture, fixtures and equipment). If the cost of the Landlord’s Work exceeds Landlord’s Contribution, Tenant shall have the sole responsibility for the payment of such excess cost. Notwithstanding anything herein to the contrary, the following amounts shall be drawn from Landlord’s Contribution: (a) amounts due to Landlord’s architects, engineers, or construction managers related to Landlord’s Work; and/or (b) amounts related to building permit fees related to Landlord’s Work.

6.                                      Miscellaneous. To the extent not inconsistent with this Exhibit, Sections 9 and 21 of the Lease shall govern the performance of the Landlord’s Work and Landlord’s and Tenant’s respective rights and obligations regarding the improvements installed pursuant thereto.